Registration No. 333-217200

Filed Pursuant to Rule 433

Dated April 3, 2019

A new way to trade bank stocks is here! MicroSectors has launched $BNKU $BNKD $BNKO $BNKZ $KNAB, issued by BMO, index by @Solactive and listed on @NYSE. Please see press release: [insert link here]

$BNKU & $BNKD trading! 3x/-3x Exchange Traded Notes listed on @NYSE linked to the Solactive MicroSectors U.S. Big Bank Index, which consists of: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $BBT www.MicroSectors.com

$BNKO & $BNKZ trading! 2x/-2x Exchange Traded Notes listed on @NYSE linked to the Solactive MicroSectors U.S. Big Bank Index, which consists of: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $BBT www.MicroSectors.com

KNAB trading! -1x Exchange Traded Note listed on @NYSE linked to the Solactive MicroSectors U.S. Big Bank Index, which consists of: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $BBT www.MicroSectors.com

Trade the U.S. Big Banks you want! $BNKU & $BNKD! 3x/-3x Solactive MicroSectors U.S. Big Bank Index. Index components: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $BBT www.MicroSectors.com

Trade the U.S. Big Banks you want! $BNKO & $BNKZ! 2x/-2x Solactive MicroSectors U.S. Big Bank Index. Index components: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $BBT www.MicroSectors.com

Trade the U.S. Big Banks you want! $KNAB! -1x Solactive MicroSectors U.S. Big Bank Index. Index components: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $BBT www.Microsectors.com

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $JPM. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $BAC. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $C. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $GS. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $USB. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $MS. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $SCHW. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $PNC. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $BBT. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

Do you trade $JPM?  Check out the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

Do you trade $BAC?  Check out the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

Do you trade $WFC?  Check out the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

Do you trade $C?  Check out the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

Do you trade $GS?  Check out the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

Do you trade $USB?  Check out the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

Do you trade $MS?  Check out the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

Do you trade $SCHW?  Check out the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

Do you trade $PNC?  Check out the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

Do you trade $BBT?  Check out the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$JPM is on the move today!  See how it impacts the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$BAC is on the move today!  See how it impacts the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$WFC is on the move today!  See how it impacts the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$C is on the move today!  See how it impacts the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$GS is on the move today!  See how it impacts the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$USB is on the move today!  See how it impacts the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$MS is on the move today!  See how it impacts the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$SCHW is on the move today!  See how it impacts the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$PNC is on the move today!  See how it impacts the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$BBT is on the move today!  See how it impacts the MicroSectors U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$JPM set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$BAC set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$WFC set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$C set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$GS set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$USB set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$MS set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$SCHW set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$PNC set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$BBT set to announce earnings next week!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$JPM set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$BAC set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$WFC set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$C set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$GS set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$USB set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$MS set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$SCHW set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$PNC set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$BBT set to announce earnings tomorrow!  How will it impact the MicroSectors U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$JPM set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$BAC set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$WFC set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$C set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$GS set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$USB set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$MS set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$SCHW set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$PNC set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$BBT set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$JPM announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$BAC announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$WFC announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$C announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$GS announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$USB announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$MS announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$SCHW announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$PNC announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$BBT announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

MICROSECTORS Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for each of the ETN offerings to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SE C's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent toll-free at 1-877-369-5412.